EX-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

December 27, 2013

Voyageur Insured Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Tax-Free Funds
Voyageur Intermediate Tax Free Funds
Delaware Group State Tax-Free Income Trust
Delaware Group Tax-Free Fund
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of the municipal bond funds listed in the table below (collectively, the “Funds”), the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees applicable to certain Classes of shares of the Funds so that the Funds’ Rule 12b-1 (distribution) fees with respect to such Classes will not exceed the limit designated for the periods set forth below.

Registrant/Fund	Class	Effective Date	12b-1 Cap
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund	B	3/1/13–12/29/14	0.25%
Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund	B	10/1/13–12/29/14	0.25%
Delaware National High-Yield Municipal Bond Fund	B	8/1/13–12/29/14	0.25%
Delaware Tax-Free California Fund	B	3/1/13–12/29/14	0.25%
Delaware Tax-Free Idaho Fund	B	10/1/13–12/29/14	0.25%
Delaware Tax-Free New York Fund	B	3/1/13–12/29/14	0.25%
Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund	B	3/1/13–12/29/14	0.25%
Voyageur Tax-Free Funds
Delaware Tax-Free Minnesota Fund	B	4/1/13–12/29/14	0.25%
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund	A	12/27/13–12/29/14	0.15%
Delaware Group State Tax-Free Income Trust
Delaware Tax-Free Pennsylvania Fund	B	7/1/13–12/29/14	0.25%
Delaware Group Tax-Free Fund
Delaware Tax-Free USA Fund	B	5/1/13–12/29/14	0.25%
Delaware Tax-Free USA Intermediate Fund	A	12/27/13–12/29/14	0.15%
	B	3/1/13–12/29/14	0.15%

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/ J. Scott Coleman
	Name:	J. Scott Coleman
	Title:	President

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Insured Funds
Voyageur Mutual Funds
Voyageur Tax Free Funds
Voyageur Intermediate Tax Free Funds
Voyageur Mutual Funds II
Delaware Group State Tax-Free Income Trust
Delaware Group Tax-Free Fund

By:	/s/ Patrick P. Coyne
	Name:	Patrick P. Coyne
	Title:	President
	Date:	December 27, 2013